Exhibit 5.1

SIDLEY AUSTIN LLP WOOLGATE EXCHANGE 25 BASINGHALL STREET LONDON EC2V 5HA DX NUMBER 580 LONDON CITY +44 (0) 20 7360 3600 +44 (0) 20 7626 7937 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

Sender’s Email dhowe@sidley.com Sender’s Direct Tel 00443603674

20 May 2015

Aon plc
8 Devonshire Square
London
EC2M 4PL
United Kingdom

Aon Corporation
200 E. Randolph Street
Chicago, IL 60601
United States of America

Dear Sirs

Aon plc
Registration Statement on Form S-3 relating to the issue of
$600,000,000 4.750% Senior Notes due 2045
with a full and unconditional guarantee as to payment of principal and interest by
Aon Corporation

PART 1

INTRODUCTION

1.                                      We have acted on the instructions of Aon plc (the “Issuer”) in its capacity as issuer in connection with the filing of the registration statement on Form S-3 filed on 31 August 2012 by the Issuer with the United States Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Securities Act”), as the same may be amended from time to time (the “Registration Statement”) relating to the issue by the Issuer of $600,000,000 in aggregate principal amount of 4.750% Senior Notes due 2045 (the “Notes”).  The Notes will have the benefit of an unconditional guarantee as to payment given by Aon Corporation (the “Guarantor”).

2.                                      The Notes are to be issued pursuant to the terms of the Amended and Restated Indenture dated 20 May 2015 entered into between the Issuer, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”).

3.                                      We have advised only the Issuer in this transaction and have taken instructions solely from the Issuer.

4.                                      References in this letter to “Opinions” are to the opinions expressed in Part 2 of this letter, references to “Assumptions” are to the assumptions set out in Part 1 of Schedule 1 to this letter, and references to “Reservations” are to the reservations set out in Part 2 of Schedule 1 to this letter.  References to “us”, “we”, “our” or similar words are to Sidley Austin LLP only, and references to “Schedules” are to schedules to this letter except as otherwise specified.

5.                                      Capitalised terms used in this letter shall have the respective meanings set out in

Sidley Austin LLP is a limited liability partnership formed and registered under the laws of the
State of Delaware.  The offices listed above (other than London) are offices of associated Sidley Austin partnerships.

A list of names of partners in the partnership is available at Woolgate Exchange 25 Basinghall Street, London, EC2V 5HA.

Authorised and regulated by the Solicitors Regulation Authority under number 79075.

Schedule 2, or if not defined in Schedule 2 have the meanings set out in the Underwriting Agreement. All references to any administrator, liquidator, administrative receiver or receiver are to an administrator, liquidator, administrative receiver or receiver appointed under substantive principles of English law.

6.                                      For the purpose of giving the Opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Opinion Documents and the Ancillary Documents.  We have made no searches or enquiries concerning, and have examined no contracts, instruments or documents entered into by, or affecting the Issuer, the Guarantor, the Underwriters, the Trustee or any other person, or any corporate records of such persons, other than the Searches, the Opinion Documents and the Ancillary Documents.  We express no opinion on, and make no comment in respect of, the commercial terms negotiated in the Opinion Documents, or the nature and effect of the transactions effected pursuant thereto.

7.                                      The Opinions are limited to English law as applied by the English courts at the date of this letter.  This letter is given on the basis that it, the Opinions and all matters relating to it will be governed by and construed in accordance with English law as at the date of this letter.  The Opinion Documents are expressed to be governed by the laws of the State of New York.  We express no opinion as to the laws of any jurisdiction other than England and Wales, or as to the laws of the European Union except to the extent that such laws affect the laws of England and Wales.

8.                                      We express no opinion on matters relating to taxation as the same may be relevant to the matters referred to in this letter and the transactions to be entered into pursuant to the Opinion Documents.

PART 2

OPINIONS

The Opinions set out below are based on the foregoing and on the Assumptions, and are subject to the Reservations.

1.                                      Incorporation

The Issuer is validly existing as a public company incorporated in England and Wales with limited liability under the Companies Act 2006 with registered number 07876075.

2.                                      Power

The Issuer has the necessary corporate power to enter into and perform its obligations under the Opinion Documents.

3.                                      Authorisation

The Issuer has taken the necessary corporate action to authorise the entry into and performance by it of its obligations under the Opinion Documents.

4.                                      Execution of Documents

The Opinion Documents have been validly executed and delivered (other than to the extent that execution and delivery thereof is governed by a law other than English law) by the Issuer.

5.                                      Non Contravention

The entering into by the issuer of, and the performance by it of its obligations under, the Opinion Documents will not be a contravention of (a) its articles of association; or (b) any existing laws of England and Wales applicable to companies generally.

PART 3

OBSERVATIONS

It should be understood that we have not been responsible for investigating or verifying the accuracy of facts, or the reasonableness of any statements of opinion or intention or any assumptions contained in the Registration Statement, the Opinion Documents or the Ancillary Documents, nor have we attempted to determine whether any material fact has been omitted therefrom.

We express no opinion as to whether the Registration Statement contains all the information required by the Securities Act or any other requirements.  Furthermore, we have not been responsible for ensuring that the issue of the Notes would comply with legal and regulatory requirements of jurisdictions outside the United Kingdom.

PART 4

BENEFIT OF THIS LETTER

The Opinions are given to you and for your sole benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.  This opinion may also be relied upon by Sidley Austin LLP in connection with the issuance by it of its opinion letter in connection with the Registration Statement, and any amendments thereto, including any post-effective amendments to be filed by the Issuer with the SEC under the Securities Act.  This letter may not be relied upon by you for any further purpose.

We hereby consent to the filing of this letter as an exhibit to the Issuer’s Current report on Form 8-K dated 20 May 2015 and the incorporation by reference to this letter as an exhibit to the Registration Statement and the use of our name wherever it appears in the Registration Statement.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Yours faithfully,

/s/ Sidley Austin LLP

SCHEDULE 1

PART 1 - ASSUMPTIONS

1.                                      Veracity and Bona Fides

1.1                               The genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us, whether as originals or copies.

1.2                               The conformity to originals of all documents supplied to us as photocopies or facsimile copies.

1.3                               Where a document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen form.

1.4                               The lack of bad faith and absence of fraud, coercion, duress or undue influence on the part of any relevant party or their respective directors, employees, agents and (with the exception of Sidley Austin LLP and its affiliated partnerships) advisers.

1.5                               The truth, accuracy and completeness at all relevant times of each statement contained in the Secretary’s Certificate and in all board minutes, minutes of any committee of the board, resolutions and certificates (other than as to matters of English law expressly opined in this letter) referred to in Schedule 3.

2.                                      Corporate Power, Authorisation and Execution

2.1                               The directors of the Issuer, in authorising the execution and delivery of each of the Opinion Documents and the performance by the Issuer of its obligations thereunder, have exercised their powers and duties in accordance with all applicable laws.

2.2                               The minutes of each meeting of the board of directors (or committee of the board of directors) of the Issuer referred to in Schedule 3 are a true record of the proceedings described therein of duly convened, constituted, quorate and conducted meetings of the board of directors of the Issuer (or of a duly constituted committee thereof) acting in the interests of and in accordance with the articles of association of the Issuer, the relevant meetings were duly held and the resolutions passed thereat have not subsequently been revoked or amended and remain in full force and effect, in each case as confirmed by the Secretary’s Certificate.

3.                                      Complete Contracts and Collateral Arrangements

3.1                               The Opinion Documents, when taken together with the Ancillary Documents, represent and contain the entirety of the transactions entered into by the parties to the Opinion Documents in connection with the issue of the Notes and have not, since execution, been amended, supplemented or waived in any respect.

3.2                               There are no collateral arrangements between any of the parties to any Opinion Document which modify, supersede or in any way amend or render ineffective any of the terms of any Opinion Document or the Notes.

4.                                      Insolvency Proceedings and Insolvency

4.1                               We would ask you to note that the Searches did not reveal any insolvency event or proceeding of the type capable of being revealed by searches of the type made.

4.2                               The Issuer is not unable to pay its debts within the meaning of Section 123 of the Insolvency Act and will not become unable to do so as a result of entering into or performing its obligations under the Opinion Documents.

5.                                      Searches of Public Registries

5.1                               The information disclosed by the Searches was accurate as at the date of those searches and has not since then been altered.

5.2                               The Company Searches did not fail to disclose any information which had been delivered for registration but did not appear from the information available at the time of the relevant Company Search, and the Insolvency Searches did not fail to elicit any material information.

6.                                      Consents, Licenses and Authorisations

Each consent, licence, approval or authorisation of any person or governmental authority which is required in relation to the execution and delivery of the Opinion Documents by the parties thereto and the performance and observance of the terms thereof by such parties, the execution, issue and delivery of the Notes, the initial offering or sale of the Notes or the distribution of the Notes in or from the United Kingdom has been obtained and is valid, in force and not voidable at the date of this letter.

PART 2 - RESERVATIONS

1.                                      Searches

1.1                               The Searches are not capable of revealing all types of insolvency process or proceeding. For example, they are (taken together) capable of disclosing winding-up resolutions, orders and petitions as well as administration applications, administration orders and notices of intention to appoint an administrator served by the company or its directors but they are not capable of revealing notices of intention to appoint an administrator served by the holder of a floating charge or the commencement of foreign insolvency proceedings. Moreover, although there is overlap between the types of English insolvency process or proceeding capable of being revealed by each type of Search there are differences and some types of process or proceeding can only be revealed by one or other Search.

1.2                               As regards insolvency processes capable of being disclosed, the Searches are not conclusive for a number of reasons.  In the case of the Insolvency Search relevant information passed to the Companies Court may not be entered on the Central Index immediately (or at all) and as regards winding-up, administration process or moratorium initiated in a County Court or District Registry, details of the relevant filing may not be notified to the Central Index and entered on such records on a timely basis (or at all).  We have not made enquiries of any County Court or District Registry as to any such matters.  In the case of the Company Search information required to be filed with the Registrar of Companies is not in all cases required to be filed immediately (and may not be filed at all or on time) and once filed, the information may not be made publicly available immediately (or at all).

SCHEDULE 2

DEFINED TERMS

References herein to any treaty, convention, law, regulation, directive or rule are to it or them as amended and in force at the date of this letter.

“Ancillary Documents” means the documents listed in Part 2 of Schedule 3.

“FSMA” means the Financial Services and Markets Act 2000.

“Central Index” means the computerised central index of, among other things, winding up petitions maintained by the Companies Court in London.

“Companies Act 2006” means the Companies Act 2006.

“Company Searches” means the searches on 29 April 2015 and updated on 20 May 2015 made on our behalf by RM Information Consultants Limited of the records relating to the Issuer held by the Registrar of Companies at Companies House.

“Cross-Border Insolvency Regulations” means the Cross-Border Insolvency Regulations 2006 (S.I. 2006/1030).

“Insolvency Act” means the Insolvency Act 1986, as amended and in force on the date of this letter.

“Insolvency Event” means each or any of the following: the passing of any winding-up resolution, the making of any winding-up order, the presentation of any winding-up petition, the making of any administration application or administration order, the appointment of an administrator, the service of any notice of intention to appoint an administrator, the appointment of a liquidator or provisional liquidator, the appointment of a receiver, manager or administrative receiver, the approval of any voluntary arrangement, the obtaining of any moratorium, the making of any recognition order under the Cross Border Insolvency Regulations, anything analogous to any of the foregoing under any foreign law or the commencement of any foreign insolvency proceedings.

“Insolvency Search” means our telephone search relating to entries on the Central Index in relation to the Issuer conducted on 20 May 2015 at 10:32 a.m. (London time).

“Opinion Documents” means each of the documents (each being governed by the laws of the State of New York) listed in Part 1 of Schedule 3.

“Searches” means the Company Search and the Insolvency Search.

SCHEDULE 3

THE DOCUMENTS

Part 1

Opinion Documents

1.                                      The underwriting agreement dated 13 May 2015 relating to the Notes entered into between the Issuer, the Guarantor and the Representatives (on behalf of the Underwriters) (the “Underwriting Agreement”).

2.                                      The Indenture.

3.                                      The form of Note dated 20 May 2015 representing the Notes.

4.                                      The document dated 20 May 2015 setting out the terms and conditions of the Notes (the “Note Terms”).

Part 2

Ancillary Documents

1.                                      The Registration Statement.

2.                                      The prospectus supplement dated 13 May 2015 (the “Prospectus Supplement”).

3.                                      The certificate of the Secretary of the Company dated 20 May 2015 (the “Secretary’s Certificate”), together with the following attachments thereto:

(a)                                 a certified copy of the articles of association of the Issuer;

(b)                                 extracts of minutes of meetings of the Board of Directors of the Issuer held on 18 May 2012, 15 March 2013, 24 June 2014, 14 November 2014 and 20 March 2015; and

(c)                                  a certificate of the Executive Vice President, General Counsel and Company Secretary of the Issuer.